                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
                          ______________

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                          ______________

                      MESABA HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)

          Minnesota                               41-1399425
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)

                      7501 26th Avenue South
                   Minneapolis, Minnesota 55450
  (Address, including zip code, of principal executive offices)
                          ______________

                      MESABA HOLDINGS, INC.
                 1996 DIRECTOR STOCK OPTION PLAN
                     (Full title of the plan)
                          ______________

                         Bryan K. Bedford
                      7501 26th Avenue South
                   Minneapolis, Minnesota 55450
                          (612) 726-5151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copy to:

                  Christopher C. Cleveland, Esq.
                     Briggs and Morgan, P.A.
                         2400 IDS Center
                      80 South Eighth Street
                   Minneapolis, Minnesota 55402

                 CALCULATION OF REGISTRATION FEE
                 -------------------------------
                             Proposed     Proposed
  Title of                   maximum      maximum
 securities    Amount to     offering     aggregate     Amount of
   to be          be         price per    offering    registration
 registered   Registered     share (1)     price          fee
----------------------------------------------------------------------
Common Stock,   200,000      $13.25       $2,650,000    $804.00
$.01 par value  shares
----------------------------------------------------------------------
(1) Estimated solely for the  purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on February 19, 1997, as reported by the NASDAQ
    National Market System.
----------------------------------------------------------------------

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed pursuant to Section
     13 of the Securities Exchange Act of 1934, as amended (the
     "1934 Act");

           (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, September 30, 1996, and December 31, 1996, filed pursuant to Section 13 of the 1934 Act; and

           (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4, Registration No. 33-22977.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  ITERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant, as a Minnesota corporation, is subject to the Minnesota Business Corporation Act Section 302A.521 which provides that a corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if such person: (i) has not been indemnified by another organization with respect to the same proceeding; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; (v) when acting in such person's official capacity, reasonably believed that the conduct was in the best interest of the Company; and (vi) when acting in an official capacity to another organization or employee benefit plan, at the request of the Company, reasonably believed that the conduct was not opposed to the best interest of the Company. Section 302A.521 also provides that the articles or bylaws of a company may prohibit indemnification or advances of expenses otherwise required by Section 302A.521 or may impose conditions on indemnification or advances of expenses in addition to the conditions described above, including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally, to all persons or to all persons within a given class. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.
Article VI of the Company's Bylaws provides that to the fullest extent permitted by the Minnesota Business Corporation Act, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number         Description
-------        -----------

5.1            Opinion of Briggs and Morgan,
               Professional Association.

23.1           Consent of Independent Public Accountants.

23.2           Consent of Briggs and Morgan,
               Professional Association (included in Exhibit 5.1).

24.1           Powers of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 21st day of February, 1997.

                              MESABA HOLDINGS, INC.


                              By /s/ Bryan K. Bedford
                              -----------------------
                              Bryan K. Bedford
                              President and Chief Executive Officer

                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryan K. Bedford and John S. Fredericksen, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Bryan  K. Bedford               February 21, 1997
--------------------------
    Bryan K. Bedford
    President and Chief Executive Officer
    (Principal Executive Officer) and Director

/s/ Robert H. Cooper                February 21, 1997
--------------------------
    Robert H. Cooper
    Director of Finance (Principal Financial Officer)

/s/ Jon  R. Meyer                   February 21, 1997
--------------------------
    Jon R. Meyer
    Controller (Principal Accounting Officer)

                                    February 21, 1997
--------------------------
    Donald E. Benson
    Director

/s/ Christopher E. Clouser          February 21, 1997
--------------------------
    Christopher E. Clouser
    Director

/s/ Richard B. Hirst                February 21, 1997
--------------------------
    Richard B. Hirst
    Director

/s/ Carl R. Pohlad                  February 21, 1997
--------------------------
    Carl R. Pohlad
    Director

/s/ Robert C. Pohlad                February 21, 1997
--------------------------
    Robert C. Pohlad
    Director

                                    February  ___,1997
--------------------------
    Donald A. Washburn
    Director

/s/  Raymond  W. Zehr, Jr.          February 21, 1997
--------------------------
    Raymond W. Zehr, Jr.
    Director

                          EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Independent Public Accountants.

                            EXHIBIT 5.1
                        Briggs and Morgan
                     Professional Association
                         2400 IDS Center
                      Minneapolis, MN  55402
                          (612) 334-8400


                        February 21, 1997

Writer's Direct Dial Number:              Writer's E-Mail Address:
(612) 334-8489                             clechr@email.briggs.com



Mesaba Holdings, Inc.
7501 26th Avenue South
Minneapolis, MN  55450

          Re:  Mesaba Holdings, Inc.
               1996 Director Stock Option Plan
               Registration Statement on Form S-8

Gentlemen:

     In connection with the proposed issuance of 200,000 shares of common stock, $.01 par value (the "Shares"), of Mesaba Holdings, Inc. (the "Company") to be issued upon exercise of options granted under the Company's 1996 Director Stock Option Plan (the "Plan") and registered with the Securities and Exchange Commission on Form S-8, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated and paid for and delivered in accordance with the terms of the Plan referred to above, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                   Very truly yours,

                                   BRIGGS AND MORGAN,
                                   Professional Association



                                   By /s/ Christopher C. Cleveland
                                   -------------------------------
                                          Christopher C. Cleveland

                          EXHIBIT 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 3, 1996, incorporated by reference in Mesaba Holdings, Inc.'s Form 10-K for the year ended March 31, 1996, and to all references to our firm included in this registration statement.


                              ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
February 21, 1997

                        Briggs and Morgan
                     Professional Association
                         2400 IDS Center
                      Minneapolis, MN  55402
                          (612) 334-8400


                        February 21, 1997

Writer's Direct Dial Number:              Writer's E-Mail Address:
(612) 334-8489                             clechr@email.briggs.com



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Mesaba Holdings, Inc.
          Registration Statement on Form S-8
          1996 Director Stock Option Plan

Ladies and Gentlemen:

      On behalf of Mesaba Holdings, Inc. (the "Company"), we are providing an EDGAR transmission of the Company's registration statement on Form S-8 relating to 200,000 shares of the Company's common stock which will be issued pursuant to the Company's 1996 Director Stock Option Plan.

      The registrant hereby certifies that it has wire-transferred the applicable filing fee to the Securities and Exchange Commission's account at Mellon Bank.

      Should you have any questions concerning this filing, please contact the undersigned at the above number or Brett D. Anderson of this office at (612) 334-8417.

                                   Very truly yours,


                                    /s/ Christopher C. Cleveland
                                    ----------------------------
                                        Christopher C. Cleveland

Enclosure
cc:  Bryan K. Bedford
     Brett D. Anderson, Esq.